UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: July 14, 2016

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2016, Oragenics, Inc. (the “Company”) was notified by the NYSE MKT LLC (“NYSE MKT”) that NYSE Regulation has accepted the Company’s plan to regain compliance with the exchange’s continued listing standards set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide (the “Company Guide”) by November 10, 2017, subject to periodic review by the NYSE MKT for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by November 10, 2017, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

As previously reported in a Current Report on Form 8-K filed on May 13, 2016, the Company was previously notified by NYSE MKT that the Company was not in compliance with the stockholders’ equity continued listing standards as set forth in Section 1003(a)(iii) of the Company Guide. The Company was again notified on June 21, 2016 that it was also not in compliance with Section 1003(a)(ii). In order to maintain its listing, the Company submitted a plan of compliance on June 10, 2016 addressing how it intends to regain compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide by November 10, 2017.

The notice from the NYSE MKT has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE MKT exchange under the symbol “OGEN.BC” subject to periodic review by the NYSE MKT. The listing of the Company’s common stock on the NYSE MKT is being continued pursuant to an extension during the plan period.

The Company issued a press release on July 19, 2016, announcing that it had received the notice of acceptance of the Company’s plan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated July 19, 2016, regarding NYSE MKT notice of acceptance of plan.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of July 2016.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer